EXHIBIT 4.2

EXECUTION COPY

JETBLUE AIRWAYS CORPORATION

and

WILMINGTON TRUST COMPANY,

As Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 16, 2005

Supplemental to Indenture

Dated as of March 16, 2005

Creating a series of Securities
designated
3¾% Convertible Debentures due 2035

i

Section 405.	Conversion Rate Adjustment
Section 406.	Effect of Reclassification, Consolidation, Merger or Sale
Section 407.	Taxes on Shares Issued
Section 408.	Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock
Section 409.	Responsibility of Trustee
Section 410.	Notice to Holders Prior to Certain Actions
Section 411.	Rights Issued in Respect of Common Stock Issued Upon Conversion
Section 412.	Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.
Section 413.	Additional Shares
Section 414.	Public Acquirer Change of Control

ARTICLE FIVE

REDEMPTION AND REPURCHASE OF NOTES

Section 501.	Redemption of Debentures at the Option of the Company
Section 502.	Notice of Optional Redemption; Selection of Debentures
Section 503.	Payment of Debentures Called for Redemption by the Company
Section 504.	Conversion Arrangement on Call for Redemption
Section 505.	Repurchase at Option of Holders Upon a Designated Event
Section 506.	Repurchase of Debentures by the Company at Option of the Holder
Section 507.	Procedures for the Repurchase of Debentures
Section 508.	Effect of Repurchase Notice
Section 509.	Deposit of Purchase Price
Section 510.	Debentures Repurchased in Part
Section 511.	Repayment to the Company

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 601.	Integral Part
Section 602.	Adoption, Ratification and Confirmation
Section 603.	Counterparts
Section 604.	Governing Law
Section 605.	Conflict of Any Provision of Indenture with Trust Indenture Act of 1939
Section 606.	Effect of Headings
Section 607.	Severability of Provisions
Section 608.	Successors and Assigns
Section 609.	Benefit of Supplemental Indenture
Section 610.	Acceptance by Trustee
Annex A Form of Debenture

ii

JETBLUE AIRWAYS CORPORATION

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 16, 2005, between JetBlue Airways Corporation, a corporation organized and existing under the laws of the Delaware (the “Company”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 16, 2005 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3¾% Convertible Debentures due 2035 (the “Debentures”), in an initial aggregate principal amount of $250,000,000 (or $287,500,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full);

WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Debentures (and not to any other series of Securities, including, without limitation, any Bearer Securities) to provide for the form, terms and other provisions of the Debentures as a separate series of Securities to be issued under the Indenture;

WHEREAS, all acts and things necessary to duly authorize and reserve for the issuance of shares of Common Stock issuable upon the conversion of the Debentures have been done and performed; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debentures as follows:

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

Section 101.                                Definitions.

For all purposes of the Base Indenture and this First Supplemental Indenture relating to the series of Securities, consisting of the Debentures, created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article, (ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture, (iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture and (iii) as used in this First Supplemental Indenture, the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.

“Accepted Purchased Shares” has the meaning specified in Section 405(e)(B) hereof.

“Acquisition Value” of the Common Stock means, for each Trading Day in the Valuation Period with respect to a Public Acquirer Change of Control, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows: (i) for any cash, 100% of the amount of such cash; (ii) for any Public Acquirer Common Stock, 100% of the Last Reported Sale Price of such Public Acquirer Common Stock on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the Fair Market Value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Company for this purpose.

“Additional Debentures” has the meaning specified in Section 202 hereof.

“Additional Shares” has the meaning specified in Section 413(a) hereof.

“Adjustment Event” has the meaning specified in Section 405(j) hereof.

“Agent Members” has the meaning specified in Section 201(d) hereof.

“Applicable Record Date” has the meaning specified in Section 405(f) hereof.

“Average Market Price” has the meaning specified in Section 405(f) hereof.

“Cash Amount” has the mean specified in Section 412(a) hereof.

“Cash Settlement Averaging Period” means, in respect of a Conversion Date, the twenty consecutive Trading Day period:

(a)                                  beginning on the Trading Day following the Company’s receipt of a Conversion Notice, with respect to Conversion Notices received after the Company has issued a notice of redemption and prior to the 21st Trading Day preceding the related Redemption Date;

(b)                                 ending on the second Trading Day preceding the Redemption Date, with respect to Conversion Notices received during the period beginning twenty-one Trading Days preceding such Redemption Date and ending one Trading Day preceding such Redemption Date (whether or not the Company has irrevocably elected Net Share Settlement);

(c)                                  ending on the second Trading Day preceding the Final Maturity Date, with respect to Conversion Notices received during the period beginning twenty-five Trading Days preceding the Final Maturity Date and ending one Trading Day preceding the Final Maturity Date (whether or not the Company has irrevocably elected Net Share Settlement);

(d)                                 beginning on the Trading Day following the Company’s receipt of a Conversion Notice, if the Company has elected Net Share Settlement; provided, however, that if (a) the Company receives a Conversion Notice during the period beginning twenty-five Trading Days preceding the Final Maturity Date and ending one Trading Day preceding the Final Maturity Date, the Cash Settlement Averaging Period for such Debentures shall end on the second Trading Day preceding the Final Maturity Date or (b) the Company receives a Conversion Notice during the period beginning twenty-one Trading Days preceding a Redemption Date and ending one Trading Day preceding such Redemption Date, the Cash Settlement Averaging Period for such Debentures shall end on the second Trading Day preceding such Redemption Date; and

(e)                                  beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

“close of business” means 5 p.m. (New York City time).

“Closing Sale Price” means, as of any date, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate.  Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 406 hereof, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of the First Supplemental Indenture, including any Rights attached thereto (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company Repurchase Notice” has the meaning specified in Section 507(c) hereof.

“Company Repurchase Notice Date” has the meaning specified in Section 507(b) hereof.

“Conversion Agent” means any Person authorized by the Company to deliver shares of Common Stock (or cash or a combination of cash and shares of common Stock if the Company so elects) upon conversion of any Debenture, on behalf of the Company.

“Conversion Date” has the meaning specified in Section 402 hereof.

“Conversion Notice” has the meaning specified in Section 402 hereof.

“Conversion Obligation” has the meaning specified in Section 412(a) hereof.

“Conversion Price” as of any date will equal $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the mean specified in Section 404 hereof.

“Conversion Retraction Period” has the meaning specified in Section 412(a) hereof.

“Conversion Value” per $1,000 principal amount of Debentures shall be an amount equal to the sum of the Daily Conversion Value Amounts for each Trading Day in the Cash Settlement Averaging Period.

“Daily Conversion Value Amount” means, for each Trading Day of the Cash Settlement Averaging Period and for each $1,000 principal amount of Debentures, the amount equal to the Closing Sale Price of the Common Stock on such Trading Day multiplied by the Conversion Rate in effect on such Trading Day divided by 20.

“Daily Share Amount” means, for each Trading Day of the Cash Settlement Averaging Period and for each $1,000 principal amount of Debentures, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

(	Closing Sale Price on such Trading Day	X	Conversion Rate in effect on such Trading Day	)	X (100% - Y%)
	Closing Sale Price on such Trading Day		X	20

where Y% is equal to (i) in the case where the Company’s notice to settle a portion of its Conversion Obligation in cash and shares of Common Stock sets forth a Specified Percentage, such Specified Percentage, or (ii) in the case where the Company’s notice to settle its Conversion Obligation in cash and shares of Common Stock sets forth a Specified Dollar Amount, a percentage equal to (a) such Specified Dollar Amount per $1,000 principal amount of Debentures divided by the Conversion Value multiplied by (b) 100.  If an event requiring an adjustment to the Conversion Rate pursuant to Section 405 hereof occurs subsequent to any Trading Day and prior to delivery of the Daily Share Amount for such Debenture upon settlement, such Daily Share Amount shall be appropriately adjusted.

“Debenture” or “Debentures” has the meaning specified in Section 201(a) hereof and includes any Global Debenture.

“Debentureholder” or “holder” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Debenture is registered on the Security Registrar’s books.

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

A “Designated Event” will be deemed to have occurred upon the occurrence of a Fundamental Change or a Termination of Trading.

“Designated Event Expiration Time” has the meaning specified in Section 505(b) hereof.

“Designated Event Notice” has the meaning specified in Section 505(b) hereof.

“Designated Event Repurchase Date” has the meaning specified in Section 505(a) hereof.

“Determination Date” has the meaning specified in Section 405(j) hereof.

“Distribution” has the meaning specified in Section 405(d) hereof.

“Effective Date” has the meaning specified in Section 413(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 405(e)(A) hereof.

“Fair Market Value” has the meaning specified in Section 405(f) hereof.

“Final Maturity Date” has the meaning specified in Section 208 hereof.

“Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not at least 90% common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Global Debenture” has the meaning specified in Section 201(d) hereof.

“Indenture” means the Base Indenture, as amended by the First Supplemental Indenture and, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures.

“Interest Payment Date” has the meaning set forth in the Base Indenture and, with respect to the Debentures only, shall mean March 15th and September 15th.

“Last Reported Sale Price” means with respect to the Common Stock, or any other security for which a Last Reported Sale Price is to be determined, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal United States securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a United States national or regional securities exchange, as reported by Nasdaq. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange and not reported by Nasdaq on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or any similar organization.  If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices of Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Net Share Settlement” means the irrevocable election of the Company to settle the Conversion Obligation in accordance with the provisions of Section 412 hereof.

“Offer Expiration Time” has the meaning specified in Section 405(e)(B) hereof.

“Optional Redemption” has the meaning specified in Section 501 hereof.

“Public Acquirer Change of Control” means any event constituting a Fundamental Change, where the acquirer, the Person formed by or surviving the merger or consolidation, or any entity that it is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended) of more than 50% of the total voting power of all shares of such acquirer’s or Person’s Capital Stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a national securities exchange or quoted on Nasdaq or which will be so traded or quoted when issued or exchanged in connection with such Public Acquirer Change of Control; provided that if there is more than one such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or Person’s Capital Stock.

“Public Acquirer Common Stock” means, in connection with a Public Acquirer Change of Control, the acquirer’s, Person’s or other entity’s class of common stock traded on a national securities exchange or quoted on Nasdaq or which will be so traded or quoted when issued or exchanged in connection with such Public Acquirer Change of Control.

“Public Acquisition Notice” has the meaning specified in Section 414(b) hereof.

“Purchased Shares” has the meaning specified in Section 405(e)(A) hereof.

“Redemption Date” has the meaning specified in Section 502 hereof.

“Record Date” means the record date established by the Company for a specified purpose.

“Regular Record Date” has the meaning set forth in the Base Indenture and with respect to the Debentures only shall mean March 1st with respect to the Interest Payment Date on March 15th and September 1 with respect to the Interest Payment Date on September 15th.

“Repurchase Date” has the meaning specified in Section 506 hereof.

“Repurchase Notice” has the meaning specified in Section 506 hereof.

“Rights” and “Rights Agreement” have the meanings specified in Section 411 hereof.

“Settlement Notice Period” has the meaning specified in Section 412(a) hereof.

“Specified Dollar Amount” has the mean specified in Section 412(a) hereof.

“Specified Percentage” has the mean specified in Section 412(a) hereof.

“Spinoff Valuation Period” has the meaning specified in Section 405(d) hereof.

“Stock Price” has the meaning specified in Section 413(a) hereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

“Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or such other national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trigger Event” has the meaning specified in Section 405(d) hereof.

“Underwriters” means Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith, UBS Securities LLC and Blaylock & Partners, L.P., as underwriters of the public offering of the Debentures issued on the date hereof pursuant to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated March 10, 2005 among the Company and the Underwriters relating to the public offering of the Debentures.

“Valuation Period” has the meaning specified in Section 414(a) hereof.

ARTICLE TWO

THE DEBENTURES

Section 201.                                Designation of Debentures; Establishment of Form.

(a)                                  There shall be a series of Securities designated “3¾% Convertible Debentures due 2035” of the Company (referred to herein as the “Debentures”), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

(b)                                 The Debentures shall be Registered Securities and initially be issued in global form as Global Securities.

(c)                                  The Company shall maintain an office or agency where Debentures may be presented for purchase or payment (which shall be the office of the Paying Agent) and an office or agency where Debentures may be presented for conversion (which shall be the office of the Conversion Agent).  The Company may have one or more additional Paying Agents and one or more additional Conversion Agents.  The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the Debentures.

Section 202.                                Amount.

(a)                                  The Trustee shall initially authenticate and deliver Debentures for original issue in an aggregate principal amount of up to $250,000,000 (or initially up to $287,500,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full) upon a Company Order for the authentication and delivery of Debentures, without any further action by the Company.  The Company may, without the consent of the holders of the Debentures, issue additional Debentures under the Indenture with the same terms, CUSIP number and other provisions as the Debentures initially issued under the Indenture in an unlimited principal amount (“Additional Debentures”), provided that no Additional Debentures shall be issued unless fungible with the Debentures initially issued under the Indenture for U.S. federal income tax purposes.

(b)                                 The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four hereof.

Section 203.                                Interest.

Outstanding Debentures shall bear interest at the rate of 3 ¾% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from March 16, 2005, payable semiannually in arrears on each Interest Payment Date, to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date.  Interest on the Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Each payment of cash interest on the Debentures shall include interest accrued through the day before the applicable Interest Payment Date, Redemption Date or Repurchase Date, as the case may be.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

Section 204.                                Denominations.

Each Debenture shall be in fully registered form without interest coupons in the denominations of $1,000 or any integral multiple thereof.

Section 205.                                Place of Payment.

The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered address of such Person (provided that a holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds), or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 206.                                Redemption.

(a)                                  There shall be no sinking fund for the retirement of the Debentures.

(b)                                 The Company, at its option, may redeem the Debentures on or after March 20, 2010 in accordance with the provisions set forth in the Debentures and the provisions of this First Supplemental Indenture, including, without limitation, Article Five hereof.

Section 207.                                Conversion.

The Debentures shall be convertible in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Four hereof.

Section 208.                                Stated Maturity.

The date on which the principal of the Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be March 15, 2035 (the “Final Maturity Date”).

Section 209.                                Repurchase.

The Debentures shall be repurchased by the Company, at the option of the Holder in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Five hereof.

ARTICLE THREE

AMENDMENTS TO THE BASE INDENTURE

Section 301.                                Provisions Applicable Only to Debentures.

The provisions contained in this First Supplemental Indenture shall apply to the Debentures only and not to any other series of Security issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Debentures and not for the benefit of any other series of Securities issued under the Base Indenture.  These amendments shall be effective for so long as there remain any Debentures Outstanding.  Any provisions contained in the Base Indenture relating to any Bearer Security shall for purposes of this Indenture be deleted from this Indenture and have no force or effect herein.

Section 302.                                Registration of Transfer and Exchange.

Section 305 of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Debentures only, by deleting the first proviso in the third sentence of the sixth paragraph and by inserting instead the following proviso immediately before “; and provided further”:

 “provided, however, that neither the Company nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 502 of the First Supplemental Indenture, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article Four of the First Supplemental Indenture, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 505 of the First Supplemental Indenture or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 506 of the First Supplemental Indenture”.

Section 303.                                Mutilated, Destroyed, Lost or Stolen Debentures.

The third paragraph of Section 306 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Debentures only, to read as follows:

“Notwithstanding the provisions of the previous two paragraphs, in case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.”

Section 304.                                Reinstatement.

Article Four of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Debentures only, by adding the following Section 403:

“Section 403.                          Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with Section 402 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 402; provided that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.”

Section 305.                                Debentureholder Lists.

Article Seven of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Debentures only, by adding the following Section 705:

“Section 705.                          Debentureholder Lists.

(a)                                  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each January 1 and July 1 in each year beginning with July 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the registered holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Security Registrar.

(b)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 705(a) of this Indenture or maintained by the Trustee in its capacity as Security Registrar or co-registrar in respect of the Debentures, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 705(a) hereof upon receipt of a new list so furnished.

(c)                                  The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.”

Section 306.                                Supplemental Indentures Without Consent of Holders.

Section 901 of the Base Indenture is hereby amended, subject to Section 301 hereof, and with respect to the Debentures only, by deleting the word “or” at the end of clause (8) thereof, replacing the period at the end of clause (9) thereof with “; or” and by inserting the following clause:

“(10)                      to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 406 of the First Supplemental Indenture, the repurchase obligations of the Company pursuant to the requirements of Section 505(e) of the First Supplemental Indenture, the adjustment to the Conversion Rate and the Conversion Obligation pursuant to Section 414 of the First Supplemental Indenture and to adjust the Conversion Rate in accordance with Section 405 of the First Supplemental Indenture.”

Section 307.                                Supplemental Indentures with Consent of Holders.

Section 902 of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Debentures only, by deleting the first paragraph (including clauses (1), (2) and (3) thereof) and replacing it with the following:

“With the consent (evidenced as provided in Section 104 of the Base Indenture) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in this Indenture or the Debentures, or reduce the Redemption Price in connection with any Optional Redemption, or change the obligation of the Company to repurchase any Debenture at the option of a holder upon the happening of a Designated Event in a manner adverse to the holders of Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of Debentures, or reduce the number of shares or the amount of any other property receivable upon conversion of the Debentures, including any Additional Shares, other than in accordance with the terms of the Indenture, or otherwise impair the right of a holder to convert the Debentures into Common Stock (or cash or a combination of cash and shares of Common stock if the Company so elects) subject to the terms set forth herein, including Section 406 of the First Supplemental Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of this Section 902 or Section 513 of the Base Indenture, each as amended by this First Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 1002 of the Base Indenture, in each case, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of all Debentures affected thereby.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.”

Section 308.                                Payment of Principal and Interest.

 Section 1001 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Debentures only, to read as follows:

“The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the purchase price upon repurchase, in each case pursuant to Article Five of the First Supplemental Indenture), and interest, on each of the Debentures at the places, at the respective times and in the manner provided in this Indenture and in the Debentures.”

ARTICLE FOUR

CONVERSION OF DEBENTURES

Section 401.                                Right to Convert.

(a)  Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture not previously redeemed or repurchased shall have the right, at such holder’s option, to convert the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted), or cash or a combination of cash and shares of common stock if the Company shall so elect pursuant to Section 412 hereof, at the Conversion Rate in effect at such time, at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date by surrender of the Debenture so to be converted in whole or in part, together with any required funds under the circumstances described in this Section 401, in the manner provided in Section 402 hereof.

(b)                                 A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 505(a) hereof or repurchase pursuant to Section 506 hereof may be converted only if such holder withdraws its election in accordance with Section 505(b) or Section 508 hereof, respectively.  A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted into Common Stock under this Article Four.

Section 402.                                Conversion Procedures.

To convert a Debenture, a holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice (a “Conversion Notice”) in the form set forth on the reverse of the Debenture and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) if required, pay funds equal to the interest payable on the next interest payment date.  The date on which the holder satisfies all of the foregoing requirements is the “Conversion Date.”  Except as provided in Section 405(j) hereof, if the Company elects to settle in Common Stock only (other than cash in lieu of fractional shares) the Company shall deliver to the holder through the Conversion Agent, as promptly as practicable after satisfaction of the requirements for conversion, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of any fractional shares pursuant to Section 403 hereof.

In the case of a Global Debenture, the Conversion Notice shall be completed by a Depositary participant on behalf of the beneficial holder.  Conversion Notices may be delivered and such Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.  In order to cause a Depositary participant to complete a Conversion Notice, a beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program.  The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Date; provided, however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Company are open.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article Four.  On conversion of a Debenture, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of original issuance of the Debentures) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange, and in satisfaction of the Company’s obligation to pay, for the Debenture being converted pursuant to the provisions hereof, and the Fair Market Value of such issued shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest accrued through the Conversion Date and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange, and in satisfaction of the Company’s obligation to pay, for the principal amount of the Debenture being converted pursuant to the provisions hereof.

If a holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Repurchase Date during such period or (3) any overdue interest exists on the Conversion Date with respect to the Debentures converted, but only to the extent of such overdue interest.

Section 403.                                Cash Payments in Lieu of Fractional Shares.

No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures.  If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of Common Stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Debentures.  For purposes of this Section 403, the “current market price” of a share of Common Stock shall be the Closing Sale Price on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

Section 404.                                Conversion Rate.

Each $1,000 principal amount of the Debentures shall be initially convertible into 38.9864 shares of Common Stock (herein called the “Conversion Rate”), subject to adjustment as provided in this Article Four.

Section 405.                                Conversion Rate Adjustment.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)                                  In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i)                                     the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  If any dividend or distribution of the type described in this Section 405(a) is declared but not so paid or made, the Conversion

Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price on the date such issuance is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(iii)                               the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(iv)                              the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such issuance had not been so declared or made.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors

(c)                                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)                                 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including cash or securities, but excluding any rights or warrants referred to in Section 405(b) hereof, and excluding any dividend or distribution referred to in Section 405(a) hereof (any of the foregoing hereinafter in this Section 405(d)) hereof called the “Distribution”)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Debentureholders upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distribution which such holder would have received if such holder had converted its Debentures into Common Stock immediately prior to the Applicable Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Applicable Record Date with respect to such distribution by a fraction,

(i)                                     the numerator of which shall be the Average Market Price on such Applicable Record Date, and

(ii)                                  the denominator of which shall be the Average Market Price on such Applicable Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Applicable Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Applicable Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Average Market Price on the Applicable Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Debenture on the Applicable Record Date.  A holder who converts a Debenture pursuant to Section 405(b) shall not be entitled to any adjustment to the Conversion Rate with respect to such Debentures so converted.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 405(d) hereof by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Average Market Price on the applicable Applicable Record Date.  Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Applicable Record Date with respect to such distribution by a fraction:

(i)                                     the numerator of which shall be the sum of (x) the average Closing Sale Price over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock;

(ii)                                  the denominator of which shall be the average Closing Sale Price over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Applicable Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Debentureholder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Debenture on the Applicable Record Date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 405 (and no adjustment to the Conversion Rate under this Section 405 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 405(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 405 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 405(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Debentures upon conversion by such holders of Debentures into Common Stock.

For purposes of this Section 405(d) and Section 405(a) and (b), any dividend or distribution to which this Section 405(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 405(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 405(a) and (b) with respect to such dividend or distribution shall then be made), except

(A)                              the Applicable Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 405(a) and (b) hereof, and

(B)                                any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 405(a) hereof.

(e)                                  (A) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)                                     the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(B)                                In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

(i)                                     the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Accepted Purchased Shares)) at the Offer Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, the adjustment described in this Section 405(e)(B) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Base Indenture, as amended by this First Supplemental Indenture, or a binding share exchange.

(f)                                    For purposes of this Section 405, the following terms shall have the meaning indicated:

(1)                                  “Average Market Price”, as of any date of determination, shall mean the average of the daily Closing Sale Prices for the ten consecutive Trading Days immediately preceding (A) in the case of a determination pursuant to Section 405(b), the date such issuance or distribution is publicly announced and (B) otherwise, the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 405 applies occurs during the period applicable for calculating “Average Market Price” pursuant to the definition in the preceding paragraph, “Average Market Price” shall be calculated for such period in a manner determined by the

Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

(2)                                  “Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

(3)                                  “Applicable Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)                                 The Company may make such increases in the Conversion Rate, in addition to those required by Section 405(a), (b), (c), (d) or (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to any holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate.  Any adjustments not made pursuant to the preceding sentence shall be carried forward and taken into account in any subsequent adjustment, and shall be made, regardless of whether the aggregate amount of such cumulative adjustments exceeds one percent (1%) (i) annually on the anniversary of the first date of issuance of the Debentures, and otherwise (ii)(A) five Business Days prior to the maturity of the Debentures, whether at stated maturity or otherwise, or (B) prior to the Repurchase Date in connection with a Designated Event. No adjustment in the Conversion Rate need be made if holders of Debentures are permitted to participate in the transactions described above in subsections 405(a) through 405(g) that would otherwise require adjustment of the Conversion Rate.  All calculations under this Article Four shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

(i)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Security Register provided for in Section 305 of the Base Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                                     In any case in which this Section 405 provides that an adjustment shall become effective immediately after (1) a record date or Applicable Record Date for an event (including without limitation, any event described in Section 405(d)), (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 405(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 405(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 405(e) (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 403 hereof.  For purposes of this Section 405(j), the term “Adjustment Event” shall mean:

(i)                                                 in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)                                              in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)                                           in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)                                          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k)                                  For purposes of this Section 405, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 406.           Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 405(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (iii) the Company is a party to a binding share exchange, or (iv) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purposes of this Section 406 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Security Register for the Debentures, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, exchanges, sales and conveyances.

Interest will not accrue on any cash into which the Debentures are convertible.

If this Section 406 applies to any event or occurrence, Section 405 hereof shall not apply to such event or occurrence.

Notwithstanding anything set forth in this Section 406 to the contrary, in the event that (i) the reclassification, change, consolidation, merger, combination, exchange, sale or conveyance contemplated by this Section 406 constitutes a Public Acquirer Change of Control and (ii) the Company makes the election described in Section 414(a) hereof, then the Conversion Rate and the related Conversion Obligation shall be adjusted in accordance with the provisions of Section 414 hereof and not this Section 406.

Section 407.           Taxes on Shares Issued.

The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 408.           Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 409.           Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Debentures to make any calculations under this Article Four, including any calculation made to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Four.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 406 hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 406 or to any adjustment to be made with respect thereto, but, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 410.           Notice to Holders Prior to Certain Actions.  In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 405 ; or

(b)                                 the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)                                  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Security Register, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, authorization, grant, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 411.           Rights Issued in Respect of Common Stock Issued Upon Conversion.

Each share of Common Stock issued upon conversion of Debentures pursuant to this Article Four shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Four there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made with respect to Debentures then outstanding pursuant to Section 405(d) hereof (to the extent required thereby) upon the separation of the Rights from the Common Stock.

Section 412.           Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

(a)                                  Except to the extent that the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures pursuant to Section 412(b), in lieu of delivery of shares of Common Stock in satisfaction of the Company’s obligation upon conversion of the Debentures (the “Conversion Obligation”), the Company may elect to deliver cash or a combination of cash and shares of Common Stock in accordance with the provisions of the Indenture.  Except to the extent that the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures pursuant to Section 412(b), the Company shall notify the holder or holders, as the case may be, through the Trustee of the method the Company chooses to satisfy its Conversion Obligation as follows:  (i) in the Company’s notice of redemption, if the Company has called the Debentures for redemption; (ii) twenty-six Trading Days immediately preceding the Final Maturity Date, in respect of Debentures to be converted during the period beginning twenty-five Trading Days immediately preceding the Final Maturity Date and ending one Trading Day immediately preceding the Maturity Date; and (iii) no later than two Trading Days immediately following the Conversion Date in all other cases (such period, the “Settlement Notice Period”).  Except to the extent that the Company has irrevocably elected Net Share Settlement upon conversion of the Debentures pursuant to Section 412(b), if the Company fails to give the notice described in the preceding sentence within the prescribed time periods, then the Company shall satisfy its Conversion Obligation only in shares of Common Stock (and cash in lieu of fractional shares).  If the Company elects to satisfy any portion of its Conversion Obligation in cash, the Company shall specify in such notice the amount to be satisfied in cash as a percentage of the Conversion Obligation or a fixed dollar amount.  The Company shall treat all holders converting on the same Trading Day in the same manner.  The Company shall not have any obligation to satisfy its Conversion Obligations arising on different Trading Days in the same manner.

If the Company elects to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares), a holder may retract its Conversion Notice at any time during the two Trading-Day period beginning on the Trading Day after the date the Company gives notice of its chosen method of settlement (the “Conversion Retraction Period”); provided, that no such retraction can be made (and a holder’s Conversion Notice shall be irrevocable) (x) if the holder delivers its Conversion Notice during the period beginning on the date the Company issues a notice of redemption and ending on the related Redemption Date; (y) if the holder delivers the Conversion Notice during the period beginning twenty-five Trading Days immediately preceding the Final Maturity Date and ending one Trading Day immediately preceding the Final Maturity Date; or (z) if the Company has irrevocably elected Net Share Settlement pursuant to Section 412(b) before such holder delivers its Conversion Notice. No retraction can be made and a holder’s Conversion Notice shall be irrevocable if the Company does not elect to deliver cash in lieu of shares of Common Stock.

With respect to each holder that exercises its conversion right in accordance with this Indenture, if such holder’s Conversion Notice has not been retracted as provided herein, assuming all of the other requirements for conversion have been satisfied by such holder, then settlement (a) in shares of Common Stock only shall occur as soon as practicable after the Company notifies the holder or holders that settlement shall be in Common Stock only, and (b)

in cash or in a combination of cash and shares of Common Stock shall occur on the second Trading Day following the final Trading Day of the Cash Settlement Averaging Period.

Settlement amounts will be computed as follows:

(i)                                     if the Company elects to satisfy the entire Conversion Obligation in Common Stock, the Company will deliver to such holder a number of shares of Common Stock equal to (1) the aggregate principal amount of the Debentures to be converted divided by 1,000 and multiplied by (2) the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional shares, calculated as provided in Section 403);

(ii)                                  if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such holder, for each $1,000 principal amount of Debentures being converted, cash in an amount equal to the Conversion Value.

(iii)                               if the Company elects to satisfy the Conversion Obligation in a combination of cash (the “Cash Amount”) (excluding any cash paid in lieu of any fractional shares) and Common Stock, the Company will deliver to such holder:

(1)                                  a Cash Amount per $1,000 principal amount of Debentures being converted equal to either (i) the fixed dollar amount specified in the Company’s notice regarding its chosen method of settlement (the “Specified Dollar Amount”) in the case where such notice has  specified a fixed dollar amount or (y) the percentage of the Conversion Obligation specified in the notice regarding the Company’s chosen method of settlement (the “Specified Percentage”), in the case where such notice has specified such a percentage, multiplied by the amount of cash that would be paid pursuant to the clause (ii) above of this paragraph; and

(2)                                  a number of whole shares of Common Stock per $1,000 principal amount of Debentures being converted equal to the sum of the Daily Share Amounts for each of the Trading Days in the Cash Settlement Averaging Period (plus cash in lieu of fractional shares calculated as provided in Section 403).

(b)                                 Net Share Settlement.  Notwithstanding anything to the contrary in the Indenture, at any time on or prior to the twenty-sixth Trading Day preceding the Final Maturity Date, the Company may irrevocably elect, in its sole discretion without the consent of the holders of the Debentures, by written notice to the Trustee and the holders of the Debentures, to satisfy its Conversion Obligation with respect to the principal amount of Debentures to be converted after the date of such election, with a combination of cash and, if applicable, shares of Common Stock.  For each $1,000 principal amount of Debentures to be converted, the settlement amount to be made pursuant to this Section 412(b) shall be computed as follows:

(i)                                     where the Conversion Value related to such Debentures is less than or equal to $1,000, the settlement amount shall be a Cash Amount equal to such Conversion Value, or

(ii)                                  where the Conversion Value is greater than $1,000, the settlement amount shall be computed as if the Company had elected to settle its Conversion Obligation with a combination of cash and shares of Common Stock with a Specified Dollar Amount as described in clause (iii) of the fourth paragraph of Section 412(a) where, in such instance, the Specified Dollar Amount shall be equal to $1,000.

Section 413.           Additional Shares.

(a)                                  Subject to the provisions hereof, including without limitation Section 414 hereof, if a holder elects to convert its Debentures following the occurrence of a Designated Event that is also a Fundamental Change that occurs prior to March 20, 2010, the Company will issue, in addition to cash and/or shares of Common Stock upon conversion of such Debentures, an additional number of shares of Common Stock (the “Additional Shares”) as set forth below.  The number of Additional Shares shall be determined by reference to the table in Section 413(b) below, based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the average of the Closing Sale Price of the Common Stock on the five Trading Days prior to but not including the Effective Date (the “Stock Price”).

(b)                                 The Stock Prices set forth in the first row of the table in Section 413(b) below will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 405(a) through (e).  On such date, the Stock Prices shall be adjusted by multiplying:

(i)                                     the Stock Prices applicable immediately prior to such adjustment, by

(ii)                                  a fraction, of which

(A)                              the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

(B)                                the denominator of which is the Conversion Rate so adjusted.

The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate is adjusted as set forth in Section 405 hereof.  The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Debentures:

	Stock Price
Effective Date	18.00	19.00	20.00	22.50	25.00	27.50	30.00	35.00	40.00	45.00	50.00	60.00	75.00	100.00	125.00
March 16, 2005	16.5691	15.0016	13.6338	10.8907	8.8549	7.3061	6.1034	4.3879	3.2541	2.4693	1.9052	1.1717	0.5845	0.1696	0.0289
March 20, 2006	16.1714	14.5418	13.1266	10.3125	8.2520	6.7067	5.5240	3.8715	2.8099	2.0930	1.5889	0.9500	0.4550	0.1186	0.0135
March 20, 2007	15.9058	14.1681	12.6671	9.7142	7.5907	6.0297	4.8603	3.2775	2.3029	1.6705	1.2409	0.7169	0.3281	0.0744	0.0037
March 20, 2008	15.6436	13.7327	12.0930	8.9126	6.6855	5.1002	3.9546	2.4877	1.6535	1.1506	0.8297	0.4622	0.2030	0.0377	0.0000
March 20, 2009	15.4299	13.1995	11.2951	7.6739	5.2527	3.6389	2.5640	1.3615	0.8045	0.5272	0.3736	0.2124	0.0945	0.0121	0.0000
March 20, 2010	16.5691	13.6452	11.0136	5.4580	1.0136	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(iii)                               If the exact Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(A)                              between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365/366-day year;

(B)                                equal to or in excess of $125.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; or

(C)                                less than $18.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion (after giving effect to any adjustments made under this Section 413 or any adjustment to the Conversion Rate by the Company pursuant to Section 405(g)) hereof exceed 55.5555 per $1,000 of principal amount of Debentures, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted as set forth in Section 405 hereof.

Section 414.           Public Acquirer Change of Control.

(a)                                  Notwithstanding the foregoing, and in lieu of issuing Additional Shares as set forth in Section 413 hereof, in the case of a Public Acquirer Change of Control, the Company may elect to adjust the Conversion Rate and its Conversion Obligation such that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Debenture will be changed into a right to convert a Debenture into a number of shares of Public Acquirer Common Stock as specified below.  In the event the Company makes such an election, the Conversion Rate on and following the Effective Date of such Public Acquirer Change of Control shall be a number of shares of Public Acquirer Common Stock equal to the product of:

(i)                                     the Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control, multiplied by

(ii)                                  the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Public Acquirer Change of Control (the “Valuation Period”), of:

(A)                              the Acquisition Value of the Common Stock on each such Trading Day in the Valuation Period, divided by

(B)                                the Last Reported Sale Price of the Public Acquirer Common Stock on each such Trading Day in the Valuation Period.

(b)                                 Within 10 Trading Days prior to but not including the expected Effective Date of a Public Acquirer Change of Control, the Company will provide a notice (a “Public Acquisition Notice”) to all holders, the Trustee and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

(i)                                     elect to adjust the Conversion Rate and related Conversion Obligation as described in this Section 414, in which case the holders will have the right to require the Company to repurchase their Debentures as described in Section 505 hereof, but will not have the right to receive the Additional Shares described in Section 413 hereof; or

(ii)                                  not elect to adjust the Conversion Rate and related Conversion Obligation as described in this Section 414, in which case the holders will have the right (if applicable) to require the Company to repurchase their Debentures as described in Section 505 hereof and the right (if applicable) to receive the Additional Shares as described in Section 413 hereof, in each case in accordance with the respective provisions of those Sections.

ARTICLE FIVE

REDEMPTION AND REPURCHASE OF NOTES

Section 501.           Redemption of Debentures at the Option of the Company.

Except as otherwise provided in Section 505 hereof, the Company may not redeem any Debentures prior to March 20, 2010.  At any time on or after March 20, 2010, the Debentures may be redeemed at the option of the Company (an “Optional Redemption”), in whole or in part, upon notice as set forth in Section 502 hereof, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest, if any, to, but excluding the Redemption Date; provided that if the Redemption Date is on an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the preceding Regular Record Date.

Section 502.           Notice of Optional Redemption; Selection of Debentures.

In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 501 hereof, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Security register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.  Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.  Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) whether the Company has elected to pay upon such conversion cash or a combination of cash and shares of Common Stock in lieu of delivery of shares of Common Stock only with respect to any conversions made prior to the Redemption Date and, if so, the portion of the Conversion Obligation to be so paid in cash (specified as a Specified Percentage or a Specified Dollar Amount) and the date on which the Cash Settlement Averaging Period will begin for any conversions made during the period beginning on the date the notice of redemption is issued and the Trading Day immediately preceding the Redemption Date, (x) the method of calculating the number of shares and/or the amount of cash to be delivered to the holder upon conversion pursuant to Article 5 of this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date.  If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 502, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date.  The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 502 in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date.  If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture and accrued interest thereon to, but excluding, the Redemption Date shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust.  Whenever any Debentures are to be redeemed pursuant to Section 501 hereof, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.  If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 503.           Payment of Debentures Called for Redemption by the Company.

If notice of redemption has been given as provided in Section 502, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with interest accrued to said date) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, except as provided in Sections 605 and 1003 of the Base Indenture, to be entitled to any benefit or security under the Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof and accrued interest to, but excluding, the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date; provided that if the Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be payable to the holders of record of such Debentures on the applicable Regular Record Date instead of the holders surrendering such Debentures for redemption on such date.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of interest on the Debentures or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date.  If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at a rate equal to 1% per annum plus the rate borne by the Debenture (without duplication of the 1% increase provided for under Section 502 of the Base Indenture, as amended by Section 302 hereof) and such Debenture shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

Section 504.           Conversion Arrangement on Call for Redemption.

In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to, but excluding, the Redemption Date of such Debentures.  Notwithstanding anything to the contrary contained in this Article Five, the obligation of the Company to pay the Redemption Price of such Debentures, together with interest accrued to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid.  At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures.  Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture.

Section 505.           Repurchase at Option of Holders Upon a Designated Event.

(a)                                  If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Repurchase Date”) that is not fewer than thirty (30) nor more than sixty (60) days after the date of the Designated Event Notice (as defined in Section 505(b)) of such Designated Event at a purchase price equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Debentures on the Regular Record Date instead of the holders surrendering the Debentures for repurchase on such date.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unpurchased portion of the Debentures presented.

(b)                                 On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof.  Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 502 (without regard for the time limits set forth therein).  If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders.  Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Debentureholder may elect to have the Company repurchase as provided in this Section 505.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (or, if such day is not a Business Day, the next succeeding Business Day)(the “Designated Event Expiration Time”), that the holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the holder is to surrender such holder’s Debentures, the amount of interest accrued on each Debenture to (but excluding) the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 505.

(c)                                  For a Debenture to be so repurchased at the option of the holder pursuant to this Section 505, (i)                the Company must receive at the office or agency of the Company maintained for that purpose pursuant to Section 201 hereof the holder’s duly completed repurchase notice in the form set forth on the reverse of the Debenture entitled “Option to Elect Repayment Upon A Designated Event” (a “Designated Event Repurchase Notice”) on or before the Designated Event Expiration Time and (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) must have occurred at any time after delivery of the applicable Designated Event Repurchase Notice and the Designated Event Expiration Time (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 505 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 505, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 505 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the completed form entitled “Option to Elect Repayment Upon a Designated Event” contemplated by this Section 505 shall have the right to withdraw such election at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date, specifying:

(i)                                     the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(ii)                                  the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Debenture which remains subject to the original election and which has been or will be delivered for purchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(d)                                 On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date.  Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Designated Event Repurchase Date.  If the Trustee or other Paying Agent appointed by the Company, or the Company, if the Company is acting as the Paying Agent, on the Business Day following the Designated Event Repurchase Date, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof, that are to be repurchased as of the Designated Event Repurchase Date, on or after the Designated Event Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date,  upon delivery of the Debentures.

(e)                                  In the case of a reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance to which Section 406 hereof applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash)

(as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Designated Event, including without limitation the applicable provisions of this Section 505 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

(f)                                    The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Debentures in the event of a Designated Event.

Section 506.           Repurchase of Debentures by the Company at Option of the Holder.

Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the holder on March 15, 2010, March 15, 2015, March 15, 2020, March 15, 2025 and March 15, 2030 (each, a “Repurchase Date”), at a purchase price of 100% of the principal amount, subject to the provisions of Section 507 hereof.  The Company shall pay accrued and unpaid interest on such repurchased Debentures, up to the relevant Repurchase Date to the record holder of such Debentures on the close of business on the corresponding Regular Record Date.  Repurchases of Debentures under this Section 506 shall be made, at the option of the holder thereof, upon:

(a)                                  delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed Repurchase Notice (a “Repurchase Notice”) in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date; and

(b)                                 delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 506 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 506, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 506 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 506 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 508 hereof.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding the foregoing, the Company shall not repurchase any Debentures if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Repurchase Date.

Section 507.           Procedures for the Repurchase of Debentures.

(a)                                  At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)                                     the information required by Section 507(c) in the Company Repurchase Notice, and

(ii)                                  whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 507(c).

(b)                                 The Company Repurchase Notice, as provided in Section 507(c), shall be sent to holders at their addresses shown in the Security Register and to beneficial owners of the Debentures, as required by applicable law, not less than 20 Business Days prior to such Repurchase Date (the “Company Repurchase Notice Date”).

(c)                                  In connection with any repurchase of Debentures, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to holders and, if applicable, to beneficial owners of the Debentures (with a copy to the Trustee) setting forth information specified in this Section 507(c) (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1)                                  state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(2)                                  include a form of Repurchase Notice;

(3)                                  state the name and address of the Trustee (or other Paying Agent or Conversion Agent appointed by the Company);

(4)                                  state that Debentures must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the purchase price;

(5)                                  state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this First Supplemental Indenture; and

(6)                                  state the CUSIP number of the Debentures.

Company Repurchase Notices may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(d)                                 The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures.

Section 508.           Effect of Repurchase Notice.

Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 506 hereof, the holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price and accrued and unpaid interest up to, but excluding, the relevant Repurchase Date, with respect to such Debenture.  Such purchase price shall be paid to such holder, subject to receipt of funds and/or Debentures by the Trustee at its Corporate Trust Office in New York City (or other Paying Agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 506) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 506.  Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

(a)                                  the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the

Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(b)                                 the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(c)                                  the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

Section 509.           Deposit of Purchase Price.

(a)                                  Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company; or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date.

(b)                                 If the Trustee or other Paying Agent appointed by the Company, or the Company or a subsidiary or affiliate of either of them if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to purchased as of the Repurchase Date, on or after the Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the purchase price, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, as and to the extent provided in Section 508 hereof, upon delivery of the Debentures.

Section 510.           Debentures Repurchased in Part.

Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

Section 511.           Repayment to the Company.

The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remain unclaimed, together with interest, if any, thereon, held by them for the payment of the purchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 509 hereof exceeds the aggregate purchase price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, then, unless otherwise agreed in writing with the

Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

Section 601.           Integral Part.

This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Debentures only as  provided in Section 301 hereof.

Section 602.           Adoption, Ratification and Confirmation.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

Section 603.           Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 604.           Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 605.           Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 606.           Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 607.           Severability of Provisions.

In case any provision in this First Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 608.           Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 609.           Benefit of Supplemental Indenture.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 610.           Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture.  Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

JETBLUE AIRWAYS CORPORATION, as Issuer

By:	/s/ John Harvey
	Name:	John Harvey
	Title:	Vice President Corporate
Finance and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ James McGinley
	Name:	James McGinley
	Title:	Vice President

ANNEX A

[Include only for Global Debentures:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

JETBLUE AIRWAYS CORPORATION

3¾% CONVERTIBLE DEBENTURE DUE 2035

CUSIP:

No.                             $

JetBlue Airways Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to               or its registered assigns, [the principal sum of                                             DOLLARS] [the principal sum set forth on Schedule I hereto](1) on March 15, 2035 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 15 and September 15 of each year, commencing September 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3¾%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from March 16, 2005 until payment of said principal sum has been made or duly provided for.  Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any Interest Payment Date will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date, which shall be the March 1 or September 1 (whether or not a Business

(1) For Global Debentures only.

Day) next preceding such Interest Payment Date, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.  Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.  Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay interest on overdue principal (to the extent that payment of such interest is enforceable under applicable law) at the rate of 4¾%, per annum.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Debenture the right to convert this Debenture into shares of Common Stock of the Company (or cash and/or shares of Common Stock at the election of the Company) on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York without reference to its principles of conflict of laws.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

[SEAL]	JETBLUE AIRWAYS CORPORATION

By:

Attest:

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-named Indenture.

Dated:

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Officer

FORM OF REVERSE OF DEBENTURE

JETBLUE AIRWAYS CORPORATION

3¾% CONVERTIBLE DEBENTURE DUE 2035

This Debenture is one of a duly authorized issue of a series of Securities of the Company, designated as its 3¾% Convertible Debentures Due 2035 (herein called the “Debentures”), issued and to be issued under and pursuant to an Indenture dated as of March 16, 2005, as amended and supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of March 16, 2005 (as so amended and supplemented, herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000.  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

At any time on or after March 20, 2010 and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date; provided that if the redemption date is on an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the preceding Regular Record Date.   The Debentures will be redeemable in multiples of $1,000 principal amount.

The Company may not give notice of any redemption of the Debentures if a default in the payment of interest on the Debentures has occurred and is continuing, or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.  The Debentures are not subject to redemption through the operation of any sinking fund.  In case an Event of Default shall have occurred and be continuing, the principal of, and accrued interest on, all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

If a Designated Event occurs at any time prior to maturity of the Debentures, the holders of Debentures, at their option, can require the Company to repurchase all or a portion of their Debentures on a Designated Event Redemption Date at a repurchase price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the repurchase date; provided that if such Designated Event Repurchase Date occurs after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record of this Debenture on the preceding Regular Record Date.  The Debentures will be repurchased in multiples of $1,000 principal amount.  The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event.  For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled “Option to Elect Repayment Upon a Designated Event” on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the close of business on the Designated Event Expiration Time.  The Designated Event Repurchase Date shall be the Business Day selected by the Company, which date shall be no less than thirty (30) days nor more than sixty (60) days after the date of the notice of the Designated Event.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Debentures held by such holder on March 15, 2010, March 15, 2015, March 15, 2020, March 15, 2025 and March 15, 2030, in whole multiples of $1,000 at a repurchase price of 100% of the principal amount of such Debenture, with accrued and unpaid interest to be paid the record holder as of the close of business on the Regular Record Date preceding such Repurchase Date.  To exercise such right, a holder shall deliver to the Company such Debenture with the form entitled “Repurchase Notice” on the reverse thereof duly completed at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date, and shall deliver the Debentures, duly endorsed for transfer, to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any repurchase notice by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

Subject to compliance with the provisions of the Indenture, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 38.9864 shares of the Company’s Common Stock (or, at the election of the Company, cash or a combination of cash and shares of the Company’s Common Stock), subject to adjustment as provided in the Indenture.  A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.  The Conversion Rate for the Debentures on any Conversion Date shall be determined as set forth in the Indenture and will be adjusted as set forth in Article Four of the First Supplemental Indenture.  The Company shall deliver cash in lieu of issuing any fractional share of Common Stock upon conversion of a Debenture as provided in the Indenture.

A holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.  On conversion of a Debenture, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from March 16, 2005) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or at the election of the Company, cash or a combination of cash and shares of the Company’s Common Stock, in exchange for the Debenture being converted pursuant to the provisions hereof.

Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Redemption Date during such period or (3) only to the extent of overdue interest, any overdue interest exists on the Conversion Date with respect to the Debentures converted.

In lieu of issuing shares of Common Stock upon conversion of any Debenture, the Company in its discretion has the right to settle to its Conversion Obligation in cash or a combination of cash and shares of Common Stock as provided in Section 412 of the First Supplemental Indenture.

Subject to the provisions of the Indenture, including without limitation Section 414 of the First Supplemental Indenture, if a holder elects to convert Debentures following the occurrence of a Designated Event which is also a Fundamental Change that occurs prior to March 20, 2010, the Company will increase the number of shares of Common Stock issuable upon conversion of the Debentures by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in the Indenture.

Notwithstanding the foregoing, and in lieu of issuing Additional Shares, in the case of a Public Acquirer Change of Control, the Company may elect to adjust the Conversion Rate and its Conversion Obligation such that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Debenture will be changed into a right to convert a Debenture into a number of shares of Public Acquirer Common Stock as specified in Section 414 of the First Supplemental Indenture.

To convert a Debenture, a holder must (a) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such notice to a Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required pay funds equal to the interest payable on the next Interest Payment Date.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Indenture or the Debentures, or reduce the Redemption Price in connection with any Optional Redemption, or change the obligation of the Company to repurchase any Debenture at the option of a holder upon the happening of a Designated Event in a manner adverse to the holders of Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of Debentures, or reduce the number of shares or the amount of any other property receivable upon conversion of the Debentures, including any Additional Shares, other than in accordance with the terms of the Indenture, or otherwise impair the right of a holder to convert the Debentures into shares of Common Stock (or cash or a combination of cash and shares of Common Stock if the Company so elects) subject to the terms set forth therein, including Section 406 of the First Supplemental Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of Section 902 or Section 513 of the Base Indenture, each as amended by the First Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 1002 of the Base Indenture, in each case, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of each Debentures affected thereby.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

Notwithstanding anything other provision of this Indenture, so long the Debentures are in the form of Global Securities, the parties to the Indenture and the holders of such Debentures will be bound at all times by the applicable procedures of the Depositary.

No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	JETBLUE AIRWAYS CORPORATION
WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of JetBlue Airways Corporation (or, at the Company’s election, cash or a combination of cash and shares of Common Stock) in accordance with the terms of the Indenture referred to in this Debenture, and directs that the cash payable and/or the shares issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Name of Holder or underlying participant of Depository

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, and the Person to whom cash, if any, is to be made, if other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$
Social Security or Other Taxpayer
Identification Number:

OPTION TO ELECT REDEMPTION
UPON A DESIGNATED EVENT

TO:	JETBLUE AIRWAYS CORPORATION
WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from JetBlue Airways Corporation (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

REPURCHASE NOTICE

TO:	JETBLUE AIRWAYS CORPORATION
WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from JetBlue Airways Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                           hereby sell(s) assign(s) and transfer(s) unto                                                 (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                                                   attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Debenture]

JETBLUE AIRWAYS CORPORATION
3¾% Convertible Debenture Due 2035

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian